UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2012

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive Redwood City, CA 94063 (Address of Principal Executive Offices)	94063 (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2012, Codexis, Inc. (the “Company”) entered into an employment agreement with John J. Nicols (the “Employment Agreement”) pursuant to which Mr. Nicols will become the Company’s President and Chief Executive Officer commencing June 13, 2012. Mr. Nicols will replace Peter Strumph, who has held that position on an interim basis since February 2012. Mr. Nicols will be appointed to the Company’s Board of Directors (the “Board”) following the commencement of his employment as President and Chief Executive Officer.

Mr. Nicols, age 48, has served in various capacities at Albemarle Corporation, a public company focused on the development, manufacture and marketing of highly engineered specialty chemicals, since he joined that company in 1990. Since March 2012, Mr. Nicols has served as its Senior Vice President, Strategic Development and Catalysts. Mr. Nicols previously served as its Vice President, Catalysts from January 2007 to February 2012, its Vice President, Fine Chemistry from June 2002 to December 2006, its Division Vice President, Global Flame Retardants business from February 1999 through June 2002 and its Asia Pacific Business Director for the Bromine Chemicals business, based in Tokyo, Japan, from 1995 to 1998. Prior to his time with Albemarle Corporation, Mr. Nicols worked for three years in manufacturing and research and development for Hercules, Inc. Mr. Nicols received a B.S. in Chemical Engineering from the Polytechnic Institute of New York University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

The Employment Agreement provides Mr. Nicols with a one-time sign-on bonus of $125,000, payable in two $62,500 installments on the first payroll date following June 13, 2012 and on the first payroll date following June 13, 2013, in each case subject to Mr. Nicols’ continued employment through each such payment date. Mr. Nicols will also receive an annual base salary of $575,000 and an annual target bonus of 75% of such base salary upon achievement of specific goals and objectives to be established by the Board with a stretch opportunity of up to 135% of base salary. The Company will also reimburse Mr. Nicols up to $100,000 for reasonable expenses incurred to relocate Mr. Nicols to the San Francisco Bay Area. The Employment Agreement provides that Mr. Nicols will be granted an option to purchase 400,000 shares of the Company’s common stock (the “Option Award”) and an award of 750,000 shares of restricted stock (the “Restricted Stock Award”) on or as soon as reasonably practicable following June 13, 2012. The Option Award will have a per share exercise price equal to the per share closing price of the Company’s common stock on the date of the option grant and will vest on June 13, 2013 as to 25% of the shares subject thereto, with the remaining shares vesting ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award would be fully vested and exercisable on June 13, 2016. The Restricted Stock Award will vest as to 25% of the shares subject thereto on each anniversary of June 13, 2012, such that the Restricted Stock Award will be fully vested on June 13, 2016. The Employment Agreement also provides that in 2013, 2014 and 2015, Mr. Nicols will be entitled to receive annual grants of equity awards with a targeted grant date fair value that is comparable with and reflective of prior grants to the Company’s Chief Executive Officer and peer company comparisons, but in any event, that is not less than $1,000,000 each year. No less than 50% of such annual awards will be subject to vesting based on the achievement of performance goals to be mutually agreed upon by Mr. Nicols and the Board. Pursuant to the Employment Agreement, Mr. Nicols is required by June 13, 2017 to own shares of the Company’s common stock equal to the lesser of (i) that number shares having a fair market value equal to five times Mr. Nicols’ annual base salary or (ii) 1,333,333 shares.

Mr. Nicols’ initial term of employment under the Employment Agreement is four years, which term will automatically renew for successive one year periods unless Mr. Nicols or the Company gives 90 days advance written notice of non-renewal. The Company may terminate Mr. Nicols either with or without cause, and Mr. Nicols may resign with or without good reason, in each case, upon 30 days advance written notice. In the event Mr. Nicols’ employment with the Company is terminated other than for cause or in the event of his resignation for good reason, Mr. Nicols will be entitled to receive a lump sum severance payment in an amount equal to his annual base salary and his annual target bonus, up to one year of continued health coverage, full acceleration of vesting for the Option Award and the Restricted Stock Award, and one year of accelerated vesting for each of his other outstanding equity awards. In the event of a termination of Mr. Nicols’ employment with the Company other than for cause or in the event of his resignation for good reason, in either case, on or within twelve months following a change in control of the Company, or in the event that Mr. Nicols’ employment with the Company is terminated at the request of an acquirer that has entered into an agreement to effect a change in control of the Company, Mr. Nicols will be entitled to receive a lump sum severance payment in an amount equal to 150% of his annual base salary and 150% of his annual target bonus, up to 18 months of continued health coverage and full acceleration of vesting for each of his outstanding equity awards. Mr. Nicols must enter into a release of all claims against the Company following his termination of employment to be eligible for any severance, continued health coverage or accelerated vesting under the Employment Agreement.

Also in connection with his appointment as President and Chief Executive Officer, Mr. Nicols is entering into an indemnification agreement with the Company in the form entered into between the Company and its directors, officers and certain employees, as filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-164044), effective April 21, 2010.

The foregoing provides only a brief description of the terms and conditions of the Employment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2012.

Item 7.01.	Regulation FD Disclosure.

On June 4, 2012, the Company issued a press release announcing Mr. Nicols’ appointment as President and Chief Executive Officer of the Company. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 of this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

CODEXIS, INC.

By:	/s/	Douglas T. Sheehy
Name:		Douglas T. Sheehy
Title:		Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.